UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2012

FIRST CENTURY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-11671	55-0628089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Federal Street, Bluefield, WV		24701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (304) 325-8181

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST CENTURY BANKSHARES, INC.

FORM 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 24, 2012. Total outstanding shares were 1,903,120 as of the record date. Matters brought before the stockholders and the voting results are as follows:

(1) To elect twelve (12) nominees for director to serve for a term of one year.

Nominee	Shares For	Shares Withheld	Broker Non-votes
D. Richard Browning	1,250,584	36,920	303,752
J. Richard Chambers	1,226,855	60,649	303,752
Paul Cole, Jr.	1,250,444	37,060	303,752
Robert M. Jones, Jr., M.D.	1,250,584	36,920	303,752
Samuel V. Jones	1,243,258	44,246	303,752
Charles A. Peters	1,245,334	42,170	303,752
Michael R. Shott	1,246,710	40,794	303,752
John H. Shott	1,241,882	45,622	303,752
Walter L. Sowers	1,250,584	36,920	303,752
Wm. Chandler Swope	1,231,122	56,382	303,752
Frank W. Wilkinson	1,232,305	55,199	303,752
R. W. Wilkinson	1,230,443	57,061	303,752

(2) To ratify the selection of Brown, Edwards and Company, LLP to serve as the independent registered public accounting firm for the registrant for the year ending December 31, 2012. Shares for: 1,545,495; Shares against: 14,763; Abstentions: 0; Broker Non-votes: 0.

Item 8.01.	Other Events

First Century Bankshares, Inc. (“First Century”) made a slide show presentation at the Annual Meeting of its shareholders held on April 24, 2012. A copy of the slide show presentation is furnished as Exhibit 99.1 to this Form 8-K.

On April 26, 2012, First Century issued a News Release announcing its intention to file a Form 15 to deregister its common shares under the Securities Exchange Act of 1934. A copy of the News Release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

99.1	Slide Presentation by First Century - April 24, 2012
99.2	News Release Issued on April 26, 2012.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	First Century Bankshares, Inc.

	By:	/s/ J. Ronald Hypes
J. Ronald Hypes, Treasurer
(Principal Accounting and Financial Officer)

Date:	April 26, 2012

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